Exhibit 99.1

News Release

STREAMLINE HEALTH® ANNOUNCES PUBLIC OFFERING OF COMMON STOCK TO FUND PROPOSED ACQUISITONS AND REDUCE DEBT

Atlanta, Georgia — November 14, 2013 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of knowledge management solutions for healthcare providers, today announced that it intends to offer 2,500,000 shares of its common stock, par value $0.01 per share, in an underwritten public offering, subject to market and other conditions. In addition, Streamline Health intends to grant the underwriters a 30-day option to purchase up to 375,000 additional shares of Streamline Health common stock to cover over-allotments, if any.  There can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Streamline Health intends to use the net proceeds from the offering, if completed, to finance the proposed acquisition of two separate companies announced earlier today, and for general corporate purposes, including the repayment of a portion of Streamline Health’s outstanding debt.

Craig-Hallum Capital Group LLC and First Analysis Securities Corporation are serving as joint book-running managers for the offering.

The shares are being offered pursuant to an effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC). The securities may be offered only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained from Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, telephone 612-334-6342, email: jack.mccarthy@craig-hallum.com. These documents will also be filed with the SEC and will be available at the SEC’s Web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for healthcare providers. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). This unique combination of solutions is designed to help healthcare organizations manage the financial and operational challenges they face in the ever-changing world of healthcare today and in the future. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, the integration of businesses or other assets acquired by or licensed to the Company with its existing business, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact: Ashley Moore Director, Marketing (404)-446-2057 ashley.moore@streamlinehealth.net	Investor Contacts: Randy Salisbury Investor Relations (404)-229-4242 randy.salisbury@streamlinehealth.net